Exhibit 10.2

RETIREMENT INCOME REINSTATEMENT PLAN

FOR NON‑REPRESENTED EMPLOYEES OF

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

AND ITS AFFILIATES

Amended January 1, 2017

RETIREMENT INCOME REINSTATEMENT PLAN
FOR NON‑REPRESENTED EMPLOYEES OF
PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
AND ITS AFFILIATES

Public Service Electric and Gas Company (“PSE&G”) had established, effective January 1, 1995, the Retirement Income Reinstatement Plan for Non‑Represented Employees of Public Service Electric and Gas Company and its Affiliates. Effective December 13, 1999, PSE&G transferred sponsorship of the plan to Public Service Enterprise Group Incorporated (“PSEG”) and renamed the plan the Retirement Income Reinstatement Plan for Non‑Represented Employees of Public Service Enterprise Group Incorporated and its Affiliates (“Reinstatement Plan”).

The Reinstatement Plan was established for the purpose of assisting in attracting and retaining a stable pool of key managerial and professional talent and long‑term key employee commitment by providing certain supplemental retirement benefits for certain of their employees who participate in a Qualified Plan.

The Reinstatement Plan is intended to constitute an unfunded “excess benefit plan” as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to the extent it provides benefits that would be paid under the Pension Plan but for the limitations of Section 415 of the Internal Revenue Code of 1974, as amended (“Code”), and an unfunded plan of deferred compensation for a select group of management or highly compensated employees for purposes of Title 1 of ERISA, to the extent it provides other benefits.

The Reinstatement Plan was amended, effective as of January 1, 2005, to comply with the requirements of the American Jobs Creation Act of 2004.

The Reinstatement Plan was amended, effective as of January 1, 2009, to provide for lump sum payments of certain benefits, to revise provisions relating to lump sum payments of de minimis benefits, to align the Reinstatement Plan to certain requirements of Section 409A of the Code, and to make certain other style and conforming changes. The terms contained therein superseded all prior iterations of the Reinstatement Plan.

The Reinstatement Plan was amended effective as of January 1, 2012 to reflect the change in the benefit formula under the Pension Plan from a 5-year final average pay formula to a 7-year final average pay formula.

The Reinstatement Plan is being amended effective January 1, 2017 to make certain administrative clarifications.

Section 1. Definitions

When used herein, the words and phrases hereinafter defined shall have the following meanings unless a different meaning is clearly required by the context of the Reinstatement Plan:

1.1     “Affiliate” shall mean (a) any organization while it is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes PSEG; or (b) any trades or businesses (whether or not incorporated) while they are under common control (as defined in Section 414(c) of the Code) with PSEG.

1.2     “Beneficiary” shall mean any person or persons designated by a Participant who may become eligible to receive benefits provided under this Reinstatement Plan in the event of such Participant’s death.

1.3     “Benefit Commencement Date” shall mean the date that is the Participant’s last day worked plus one day.

1.4     “Board of Directors” or “Board” shall mean the Board of Directors of Public Service Enterprise Group Incorporated.

1.5     “Cash Balance Component” shall mean the Cash Balance Component of the Pension Plan”. The Cash Balance Component was formerly the Public Service Enterprise Group Incorporated Cash Balance Pension Plan.

1.6     “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to a section of the Code shall also refer to any regulations and other guidance issued under that section.

1.7     “Company” shall mean Public Service Enterprise Group Incorporated and each Participating Affiliate.

1.8     “Compensation” with respect to any Participant shall mean base salary, bonuses (as described below) and overtime up to 20% of base salary. Compensation shall include amounts deferred to the Deferred Compensation Plan for Certain Employees of Public Service Enterprise Group Incorporated and its Affiliates (“Deferred Compensation Plan”). For the period prior to March 5, 2010, refer to the prior Reinstatement Plan document for the definition Compensation.
For purposes of calculating the Reinstatement Benefit payable to a Participant who is a participant in the Cash Balance Component, Compensation shall not include amounts paid prior to 2006 under the Management Incentive Compensation Plan (“MICP”) or the Senior Management Incentive Compensation Plan (“SMICP”). For Participants who are participants in the Cash Balance Component, Compensation for any such year shall not exceed 150 percent of the Participant’s annual base salary in effect as of January 1 of that year.

For clarification purposes, all bonuses paid under the PSEG Power LLC Incentive Compensation Program for PSEG Energy Resources & Trade LLC Employees (“ER&T Plan”), as limited hereunder, the Performance Incentive Plans (PIPs”) and the PSEG Power LLC Incentive Compensation Program for Certain Employees of PSEG Energy Solutions LLC (“Energy Solutions Plan”) are included in Compensation, except those paid under the Long Island Electric Utility ServCo LLC Performance Incentive Plan.

Bonuses paid under the PIP, Energy Solutions Plan, MICP, SMICP and the ER&T Plan are included in Compensation only if the bonus is paid prior to the date of the Participant’s Separation from Service.

For the year in which the Participant is hired, the base salary in effect as of the date of hire shall be used. For Participants who are rehired, the base salary as of the date of rehire shall be used for determining Compensation of the year of the rehire.

1.9     “Employee” shall mean any individual in the employ of the Company who is not included within a unit of employees covered by a collective bargaining agreement. The term “Employee” shall not include a director of the Company who serves in no capacity other than as a director, a consultant or independent contractor doing work for the Company or a person employed by a consultant or independent contractor doing work for the Company or a Participating Affiliate (regardless of whether a determination is made by the Internal Revenue Service or other governmental agency or court after the individual is engaged to perform such services that the individual is an employee of the Company for the purposes of the Code or otherwise).

1.10     “Employee Benefits Committee” shall mean the Employee Benefits Committee of Public Service Enterprise Group Incorporated.
1.11    “Employee Benefits Policy Committee” shall mean the Employee Benefits Policy Committee of Public Service Enterprise Group Incorporated.
1.12    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. A reference to a section of ERISA shall also refer to any regulations and other guidance issued under that section.
1.13    “Final Average Earnings” with respect to a Participant who is entitled to a benefit under the Final Average Pay Component:

(a)	And who incurs a Separation from Service before January 1, 2012, shall mean the annual average of the sum of:

(1)	The Participant’s highest five years of Compensation, excluding any amounts received as an award under the MICP or the SMICP, without the application of the base pay cap in Section 1.8; and

(2)
The MICP or SMICP awards for the five most recent bonus eligible years (including $0 awards) prior to the Participant’s Separation from Service. If a Participant does not have at least five MICP/SMICP awards, the average shall be determined by using the number of bonus (including PIP bonuses, ER&T Plan bonuses and Energy Solutions Plan bonuses) eligible periods during the five most recent years.

Notwithstanding the foregoing, Final Average Earnings shall not exceed 150 percent of the average of the Participant’s annual base salary in effect as of January 1 for the five years prior to and including the year in which the Participant’s Separation from Service occurs. However, for a Participant who receives an award under the ER&T Plan, Final Average Earnings shall not be less than their Final Average Earnings determined as of December 31, 2006 in accordance with the preceding paragraph, without applying the 150 percent cap in the preceding sentence.

Bonuses paid under the PIP, Energy Solutions Plan, MICP, SMICP and the ER&T Plan are included in Compensation only if the bonus is paid prior to the date of the Participant’s Separation from Service.

(b)
With respect to a Participant who incurs a Separation from Service on or after January 1, 2012 and who is entitled to a benefit under the Final Average Pay Component, Final Average Earnings shall mean:

(1)
With respect to periods of service prior to January 1, 2012, Final Average Earnings shall be determined in accordance with subsection (a) above, except that Separation from Service shall be replaced with December 31, 2011.

(2)
With respect to periods of service after December 31, 2011, the annual average of the sum, (i) the Participant’s highest seven years of Compensation beginning after December 31, 2011, excluding any MICP and SMICP awards, and (ii) the MICP or SMICP awards for the seven most recent years (including $0 awards) beginning after December 31, 2011 and prior to the Participant’s Separation from Service, without the application of the base pay cap in Section 1.8. If a Participant does not have at least seven MICP/SMICP awards during the seven most recent years after 2011, the average shall be determined by using the number of bonus (including PIP bonuses, ER&T Plan bonuses and Energy Solutions Plan bonuses) eligible periods after 2011 during the seven most recent years.

Notwithstanding the foregoing, Final Average Earnings shall not exceed 150 percent of the average of the Participant’s annual base salary in effect as of January 1 for the seven years prior to and including the year in which the Participant’s Separation from Service occurs (the annual base salary prior to January 1, 2012 shall not be used in such determination).
Bonuses paid under the PIP, Energy Solutions Plan, MICP, SMICP and the ER&T Plan are included in Compensation only if the bonus is paid prior to the date of the Participant’s Separation from Service.
1.14     “Final Average Pay Component” shall mean the Final Average Pay Component of the Pension Plan.

1.15    “Normal Retirement Date” shall mean the first day of the month coinciding with or next following a Participant’s attainment of age 65. In the case of a Participant who is still employed beyond age 65, Normal Retirement Date shall mean the first day of the month coinciding with or next following the date on which the Participant’s Separation from Service occurs.

1.16    “Participant” shall mean any Employee or former Employee of the Company who meets the requirements of Subsection 2.1 of the Reinstatement Plan.

1.17    “Participating Affiliate” shall mean any Affiliate of PSEG which (a) is the sponsor or a Participating Affiliate of the Qualified Plan; (b) adopts the Reinstatement Plan with the approval of the Board of Directors; (c) authorizes the Board of Directors and the Employee Benefits Committee to act for it in all matters arising under or with respect to the Reinstatement Plan; and (d) complies with such other terms and conditions relating to the Reinstatement Plan as may be imposed by the Board of Directors. Participating Affiliate shall not include Long Island Electric Utility ServCo LLC.

1.18    “Pension Plan” shall mean the Pension Plan of Public Service Enterprise Group Incorporated and each successor or replacement plan.

1.19    “Qualified Benefit” shall mean the aggregate annual benefit payable to a Participant pursuant to the Qualified Plan, by reason of the Participant’s termination of employment with the Company and all Affiliates for any reason other than death.

1.20    “Qualified Plan” shall mean the Final Average Pay Component or the Cash Balance Component.

1.21 “Qualified Surviving Spouse Benefit” shall mean the aggregate annual benefit payable to the Surviving Spouse of a Participant pursuant to the Qualified Plan, as the case may be, in the event of the death of the Participant at any time prior to commencement of payment of the Qualified Benefit.

1.22     “Plan Year” shall mean the calendar year.

1.23     “Reinstatement Plan” shall mean this Retirement Income Reinstatement Plan for Non--Represented Employees of Public Service Enterprise Group Incorporated and its Affiliates.

1.24    “Retirement” shall be defined as follows:

(a)
In the case of a Participant who is a participant in the Final Average Pay Component, Retirement shall mean a Separation from Service either (1) after attaining age 65; (2) when the sum of the Participant’s age and credited service (as defined in the Final Average Pay Component) equals or exceeds 80, or (3) a disability determination under the Final Average Pay Component.

(b)
In the case of a Participant who is a participant in the Cash Balance Component, Retirement shall mean a Separation from Service after either (1) attaining age 65, (2) attaining age 55 and completing five or more years of credited service (as defined in the Cash Balance Component), or (3) a disability determination under the Cash Balance Component.

1.25    “Separation from Service” shall mean, subject to subsections (a) and (b), a Participant’s termination from employment with PSEG and all Affiliates, whether by retirement or resignation from or discharge by PSEG or an Affiliate.

(a)	A Separation from Service shall be deemed to have occurred if a Participant and PSEG or any Affiliate reasonably anticipates, based on the facts and circumstances, that either:

(1)	The Participant will not provide any additional services for PSEG or an Affiliate after a certain date; or

(2)
The level of bona fide services performed by the Participant after a certain date will permanently decrease to no more than 50 percent of the average level of bona fide services performed by the Participant over the immediately preceding 36 months.

(b)
If a Participant is absent from employment due to military leave, sick leave, or any other bona fide leave of absence authorized by PSEG or an Affiliate and there is a reasonable expectation that the Participant will return to perform services for PSEG or an Affiliate, a Separation from Service will not occur until the later of:

(1)	The first date immediately following the date that is six months after the date that the Participant was first absent from employment; or

(2)	The date the Participant no longer retains a right to reemployment, to the extent the Participant retains a right to reemployment with PSEG or any Affiliates under applicable law or by contract.

If a Participant fails to return to work upon the expiration of any military leave, sick leave, or other bona fide leave of absence where such leave is for less than six months, the Separation from Service shall occur as of the date of the expiration of such leave.

1.26    “SERP” shall mean the Supplemental Executive Retirement Income Plan for Non-Represented Employees of Public Service Enterprise Group Incorporated and Its Affiliates.

1.27    “Specified Employee” shall mean an individual who is a key employee (as defined in Section 416(i) of the Code without regard to Section 416(i)(5) of the Code) of PSEG or an Affiliate at any time during the 12-month period ending on each December 31 (the “identification date”). If an individual is a key employee as of an identification date, the individual shall be treated as a Specified Employee for the 12-month period beginning on the April 1 following the identification date. Notwithstanding the foregoing, an individual shall not be treated as a Specified Employee unless any stock of PSEG or an Affiliate is publicly traded on an established securities market or otherwise.

1.28     “Reinstatement Benefit” shall mean the benefit payable to a Participant pursuant to the Reinstatement Plan by reason of the Participant’s Separation from Service with PSEG and all Affiliates for any reason other than death.

1.29     “Surviving Spouse” shall mean a person who is married to a Participant at the date of the Participant’s death.

1.30     “Reinstatement Surviving Spouse Benefit” shall mean the benefit payable to a Surviving Spouse pursuant to the Reinstatement Plan.

Section 2. Eligibility

2.1	An Employee may be eligible for a Reinstatement Benefit under the Reinstatement Plan if:

(a)	For a Cash Balance Component participant, the Employee’s Compensation for a Plan Year is in excess of the Section 401(a)(17) limit for such Plan Year;

(b)
For a Final Average Pay Component participant, the Employee’s Compensation for a twelve month period used in the Final Average Earnings calculation is in excess of the Section 401(a)(17) limit for such twelve month period.

(c)	An Employee’s whose Qualified Benefit exceeds the limit under Section 415(b) of the Code.

(d)	An Employee who receives a bonus under the MICP or SMICP, or receives an ER&T Plan bonus above 150% of base pay.

(e)	An Employee who pursuant to an individual agreement receives additional years of service that is not taken into account under SERP.

(f)	Any other circumstances determined by PSEG.
2.2    The Surviving Spouse of a Participant who dies prior to commencement of payment of their Reinstatement Benefit shall be eligible to receive a Reinstatement Surviving Spouse Benefit under the Reinstatement Plan.

2.3    If a Participant was covered under a collective bargaining agreement prior to becoming an Employee, such Participant’s service, Compensation and Qualified Benefit prior to the date the Participant became an Employee shall not be taken into account for purposes of benefit accrual under the Reinstatement Plan, but shall be taken into account for purposes of vesting and Retirement eligibility.

Section 3. Reinstatement Benefit

3.1     The Reinstatement Benefit payable to an eligible Participant shall be determined as follows:

(a)
A Participant in the Final Average Pay Component who incurs a Separation from Service and who is eligible for a Reinstatement Benefit shall be entitled to receive a benefit as of their Normal Retirement Date equal to the excess of (1) over (2) where:

(1)
Is the amount of the Qualified Benefit to which the Participant would have been entitled under the Final Average Pay Component as of their Normal Retirement Date if such benefit were computed by applying the definition of Final Average Earnings under the Reinstatement Plan ; and

(2)	Is the amount of the Participant’s Qualified Benefit under the Final Average Pay Component as of their Normal Retirement Date.

(b)
This Reinstatement Benefit shall be calculated as a single life annuity commencing on the Participant’s Normal Retirement Date. If payment of a Participant’s Reinstatement Benefit commences or is paid before their Normal Retirement Date, the benefit amount calculated pursuant to paragraph (a) or paragraph (b) shall be reduced for early commencement in accordance with the early retirement reduction factors applicable to calculation of the Participant’s benefit under the Final Average Pay Component.

(c)
Notwithstanding any other provision of the Reinstatement Plan to the contrary, the Reinstatement Benefit payable to Frederick W. Lark and Richard D. Quinn, III, shall be calculated as of December 31, 2008 and shall be paid commencing as of January 31, 2009.

(d)
A Participant in the Cash Balance Component who is eligible for a Reinstatement Benefit shall be entitled to receive a benefit as of their Benefit Commencement Date equal to the excess of (1) over (2) where:

(1)
Is the amount of the Qualified Benefit to which the Participant would be entitled under the Cash Balance Component as of their Benefit Commencement Date if such benefit were computed by applying the definition of Compensation under the Reinstatement Plan; and

(2)	Is the amount of the Qualified Benefit payable to the Participant under the Cash Balance Component as of their Benefit Commencement Date.

(e)
Notwithstanding any other provision of the Reinstatement Plan to the contrary, a Reinstatement Benefit shall be payable to a Participant in the Final Average Pay Component if the amount of the Participant’s QSERP under the Qualified Plan is more than the sum of the Participant’s Qualified Plan and Reinstatement Benefit, absent the QSERP. The amount of the Reinstatement Benefit is the difference between the QSERP amount and the sum of the Participant’s Qualified Plan and Reinstatement Benefit, absent the QSERP.

3.2     The Reinstatement Benefit payable to Participant shall be paid:

(a)
If the Participant’s Separation from Service occurs prior to Retirement, the present value of their Reinstatement Benefit shall be paid in a single lump sum distribution (the lump sum amount shall be based on the deferred to age 65 lump sum factor);

(b)
Except as otherwise provided in paragraph (d), if the Participant’s Separation from Service occurs on or after their Retirement, the Participant may elect to receive their Reinstatement Benefit in the form of a single life annuity or a joint and survivor annuity.

(1)	The single life annuity option is an annuity providing equal monthly payments for the lifetime of the Participant with no survivor benefits.

(2)
The joint and survivor annuity option is a reduced monthly benefit payable to the Participant for life and to a surviving named Beneficiary for the lifetime of the Beneficiary in an amount equal to 50 percent, 75 percent, or 100 percent (as elected by the Participant) of the amount payable during the Participant’s lifetime. The pop-up rules under the Qualified Plan shall apply to the Reinstatement Benefit.

(c)
A Participant election as to an annuity form of payment pursuant to paragraph (b) shall also apply to any benefits payable to the Participant under the SERP. If a Participant fails to make a timely election, their Reinstatement Benefit shall be paid in the form of:

(1)	A single life annuity, if they are not married as of their Benefit Commencement Date; or

(2)
A 50 percent joint and survivor annuity with their spouse as Beneficiary, if they are married as of their Benefit Commencement Date. The pop-up rules under the Qualified Plan shall apply to the Reinstatement Benefit.

If a Participant elects a joint and survivor annuity, but their Beneficiary dies before the Participant’s Benefit Commencement Date, the Participant’s Reinstatement Benefit shall be paid in the form of a single life annuity unless the Participant validly elects a new form of payment pursuant to this subsection.

(d)
Notwithstanding paragraphs (b) and (c), if the Participant’s total vested benefit under the Reinstatement Plan and the SERP, as presently valued at the time of commencement of the payment of such benefit, does not exceed $30,000, their benefit under the Reinstatement Plan and the SERP shall be paid in a single lump sum distribution. If the Participant does not meet the criteria for Retirement, the lump sum amount shall be based on the deferred to age 65 lump sum factor. If the Participant does meet the criteria for Retirement, the lump sum amount shall be based on the immediate lump sum factor.

3.3     Except as otherwise provided in this subsection, payment of a Participant’s Reinstatement Benefit shall commence or shall be paid within the 90-day period following Benefit Commencement Date, but in no event later than the last day permitted under Section 409A of the Code for treating a delayed payment as having been made on such payment date. Except as provided for below with respect to Specified Employees, if a Reinstatement Benefit is payable as a lump sum, no interest shall be paid to the Participant for the period between the Benefit Commencement Date and the actual payment date.

If the Participant is a Specified Employee, payment of the Participant’s Reinstatement Benefit shall commence or shall be paid as of the last day of the month coinciding with or next following the six-month anniversary of the Participant’s Separation from Service. In any case where the payment of benefits is delayed pursuant to this paragraph, the Participant’s Reinstatement Benefit shall be calculated as of the Benefit Commencement Date. Any annuity payments to which the Participant would be entitled during the first six months after their Separation from Service shall be accumulated and paid to the Participant without interest as of the last day of the month coinciding with or next following the six-month anniversary of their Separation from Service. If the Participant’s Reinstatement Benefit is payable in the form of a lump sum distribution, the benefit shall be increased with interest at the rate of:

(a)	The first segment rate as determined pursuant to Section 417(e)(3)(C) and (D) of the Code for the second month preceding the first day of the Plan Year in which the Separation from Service occurs; or

(b)	6 percent, in the case of a Participant who is a participant in the Cash Balance Component.

Payment of the Participant’s Reinstatement Benefit shall not be delayed or accelerated, except as provided in this subsection. If the Employee Benefits Committee determines that a delay or acceleration of a Participant’s Reinstatement Benefit complies with the requirements of Section 409A of the Code (including an acceleration to pay employment taxes), the Employee Benefits Committee may either delay or accelerate the payment of the Reinstatement Benefit in accordance with the terms of Section 409A of the Code as it deems advisable in its sole discretion. If any payment is delayed in accordance with this paragraph, the Reinstatement Plan shall pay such delayed payments without interest following the expiration of the delay.

3.4     A Reinstatement Benefit which is payable in any form other than a single life annuity, shall be the actuarial equivalent of the Reinstatement Benefit set forth in Subsection 3.1 above as determined by the same actuarial adjustments as those specified in the Qualified Plan, as the case may be, with respect to determination of the amount of the Qualified Benefit as of the

Benefit Commencement Date, except as otherwise necessary to comply with Section 409A of the Code.

3.5    If a Participant who is receiving annuity payments under the Reinstatement Plan is rehired, such annuity payments shall continue during the period of reemployment. If such Participant accrues an additional Reinstatement Benefit based on their rehired service, the additional Reinstatement Benefit shall be paid the same annuity form (or, if the Participant had elected a joint and annuity survivor annuity and the Beneficiary had died or the Participant was married and is no longer married on the second Benefit Commencement Date, an actuarially equivalent single life annuity).

If a Participant who received a lump sum from the Reinstatement Plan and was not retirement eligible at that time is rehired, and accrues an additional Reinstatement Benefit based on their rehired service, the additional accrual shall be paid in accordance with this Section 3, provided that the payment is in accordance with Section 409A of Code.

If a Participant who received a lump sum from the Reinstatement Plan and was retirement eligible at that time is rehired, and accrues an additional Reinstatement Benefit based on their rehired service, the additional accrual shall be paid in accordance with this Section 3, provided that the payment is in accordance with Section 409A of Code.

3.6    With respect to Participants who had a Separation from Service prior to January 1, 2005, the provisions of the Reinstatement Plan in effect on December 31, 2004 regarding the timing and form of payment of Reinstatement Benefits shall apply. The timing and form of payment of such Reinstatement Benefits are linked to the timing and form of payment of the Qualified Benefits. As such, the Reinstatement Plan is considered “grandfathered” under Section 409A of the Code.

Section 4. Reinstatement Surviving Spouse Benefit

4.1     If a Participant dies prior to commencement of payment of their Qualified Benefit under circumstances in which a Qualified Plan Surviving Spouse Benefit is payable to their Surviving Spouse, then a Reinstatement Surviving Spouse Benefit shall be payable to their Surviving Spouse as follows:.

(a)
In the case of a Participant in the Final Average Pay Component, the Reinstatement Surviving Spouse Benefit shall be determined as of the Participant’s Normal Retirement Date equal to the excess of (1) over (2) where:

(1)
Is the amount of the Qualified Plan Surviving Spouse Benefit to which the Surviving Spouse would have been entitled under the Final Average Pay Component if such benefit were computed by applying the definition of Final Average Earnings under the Reinstatement Plan; and

(b) Is the amount of the Qualified Plan Surviving Spouse Benefit under the Final
Average Pay Component.

The Reinstatement Surviving Spouse Benefit shall be calculated as a single life annuity commencing on the Participant’s Normal Retirement Date. If payment of the Reinstatement Surviving Spouse Benefit commences or is paid before the Participant’s Normal Retirement Date, the benefit amount calculated pursuant to this paragraph (a) shall be reduced for early commencement, if applicable, in accordance with the reduction factors applicable to calculation of a Qualified Plan Surviving Spouse Benefit.

(b)	In the case of a Participant in the Cash Balance Component, the Reinstatement Surviving Spouse Benefit shall be equal to the excess of (1) over (2) where:

(1)
Is the amount of the Qualified Plan Surviving Spouse Benefit to which the Surviving Spouse would be entitled under the Cash Balance Component as of the Participant’s date of death if such benefit were computed by applying the definition of Compensation under the Reinstatement Plan; and

(2)	Is the amount of the Qualified Plan Surviving Spouse Benefit actually payable to the Surviving Spouse under the Cash Balance Component as of the Participant’s date of death.

4.2     The Reinstatement Surviving Spouse Benefit shall be paid as follows:

(a)	If the Participant’s death occurs prior to Retirement, the present value of the Reinstatement Surviving Spouse Benefit shall be paid in a lump sum distribution.

(b)
If the Participant’s death occurs on or after Retirement, the Reinstatement Surviving Spouse Benefit shall be payable over the lifetime of the Surviving Spouse in monthly installments until the Surviving Spouse’s death. Notwithstanding the preceding sentence, if the present value of the total benefit payable to the Surviving Spouse under the Reinstatement Plan and the SERP does not exceed $20,000, the benefit under the Reinstatement Plan and the SERP shall be paid in a lump sum distribution.

4.3    Payment of the Reinstatement Surviving Spouse Benefit shall commence or shall be paid within the 90-day period following the date of the death, but in no event later than the last day permitted under Section 409A of the Code for treating a delayed payment as having been made on such payment date.

Section 5. Administration of the Reinstatement Plan

5.1     The Employee Benefits Committee shall be the named fiduciary of the Reinstatement Plan responsible for the general operation and administration of the Reinstatement Plan and for carrying out the provisions thereof. The Employee Benefits Committee shall have discretionary authority to construe the terms of the Reinstatement Plan.

5.2     The Employee Benefits Committee shall adopt such rules and procedures as it deems necessary and advisable to administer the Reinstatement Plan and to transact its business. Subject to the other requirements of this Section 5, the Employee Benefits Committee may:

(a)	Employ agents to carry out non‑fiduciary responsibilities;

(b)	Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA);

(c)	Consult with counsel, who may be counsel to PSEG or an Affiliate; and

(d)	Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) among its members.

However, any action described in paragraphs (b) or (d) above, and any modification or rescission of any such action, may be effected by the Employee Benefits Committee only by a resolution approved by a majority of the Employee Benefits Committee. The Employee Benefits Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Employee Benefits Committee with respect to the Reinstatement Plan.

5.3    The Employee Benefits Committee shall keep written minutes of all its proceedings, which shall be open to inspection by the Board of Directors. In the case of any decision by the Employee Benefits Committee with respect to a claim for benefits under the Reinstatement Plan, the Employee Benefits Committee shall include in its minutes a brief explanation of the grounds upon which such decision was based.

5.4     In performing their duties, the members of the Employee Benefits Committee shall act solely in the interest of the Participants in the Reinstatement Plan and their Beneficiaries and

(a)	For the exclusive purpose of providing benefits to Participants and their Beneficiaries;

(b)
With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of alike character and with like aims; and

(c)	In accordance with the documents and instruments governing the Reinstatement Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

5.5     In addition to any other duties the Employee Benefits Committee may have, the Employee Benefits Committee shall review the performance of all persons to whom the Employee Benefits Committee shall have delegated or allocated fiduciary duties pursuant to the provisions of this Section 5.

5.6     The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, members of the Employee Benefits Committee, directors and employees of PSEG and its Affiliates, and all such former members, directors and employees, for any and all expenses, liabilities or losses arising out of any act or omission relating to the rendition of services for or the management and administration of the Reinstatement Plan.

5.7     No member of the Employee Benefits Committee nor any delegee thereof shall be personally liable by virtue of any contract, agreement or other instrument made or executed by them or on their behalf in such capacity.

Section 6. Claims Procedure and Status Determination

6.1    Claims for benefits under the Reinstatement Plan and requests for a status determination shall be filed in writing with the Employee Benefits Committee or its delegee.

6.2     In the case of a claim for benefits, written notice shall be given to the claiming Participant or Beneficiary of the disposition of such claim, setting forth specific reasons for any denial of such claim in whole or in part. If a claim is denied in whole or in part, the notice shall state that such Participant or Beneficiary may, within sixty days of the receipt of such denial, request in writing that the decision denying the claim be reviewed by the Employee Benefits Committee and provide the Employee Benefits Committee with information in support of their position by submitting such information in writing to the Secretary of the Employee Benefits Committee.

6.3     The Employee Benefits Committee shall review each claim for benefits which has been denied in whole or in part and for which such review has been requested and shall notify, in writing, the affected Participant or Beneficiary of its decision and the reasons therefor.

6.4     In the case of a request for status determination, written notice shall be given to the requesting person within a reasonable time setting forth specific reasons for the decision.

Section 7. Amendment or Termination

7.1     PSEG reserves the right to amend or terminate the Reinstatement Plan when, in the sole opinion of PSEG, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board or of the Employee Benefits Policy Committee and shall be effective as provided for in such resolution.

7.2     No amendment or termination of the Reinstatement Plan shall directly or indirectly deprive any current or former Participant, Beneficiary or Surviving Spouse of all or any portion of any Reinstatement Benefit or Reinstatement Surviving Spouse Benefit payment which has commenced prior to the effective date of such amendment or termination or the right to which has accrued on such effective date.

7.3    In the event of a Reinstatement Plan termination, Reinstatement Benefits and Reinstatement Surviving Spouse Benefits shall be distributed in a single lump sum within 90 days after the date the Reinstatement Plan is terminated if such distribution is permitted because the Reinstatement Plan is terminated in accordance with the termination provisions of Section 409A of the Code and related regulations or, in other cases, at the earliest time otherwise permitted under the terms of the Reinstatement Plan in accordance with Section 409A of the Code and related regulations.

Section 8. General Provisions

8.1    The Reinstatement Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company or any Affiliate for payment of any benefits hereunder. No Participant, Beneficiary, Surviving Spouse or any other person shall have any interest in any particular assets of the Company or any Affiliate by reason of the right to receive a benefit under the Reinstatement Plan and any such Participant, Beneficiary, Surviving Spouse or other person shall have only the rights of a general unsecured creditor with respect to any rights under the Reinstatement Plan.

8.2    Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Benefit or a Qualified Plan Surviving Spouse Benefit shall also be applicable to a Reinstatement Benefit or a Reinstatement Surviving Spouse Benefits payable hereunder. Any Qualified Benefit Qualified Surviving Spouse Benefit, or any other benefit payable under the Qualified Plan, as the case may be, shall be paid solely in accordance with the terms and conditions of the Qualified Plan, as the case may be, and nothing in the Reinstatement Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

8.3     Nothing contained in the Reinstatement Plan shall constitute a guaranty by the Company or any other entity or person that the assets of PSEG or any Affiliate will be sufficient to pay any benefit hereunder.

8.4     No Participant or Surviving Spouse shall have any right to a benefit under the Reinstatement Plan except in accordance with the terms of the Reinstatement Plan. Establishment of the Reinstatement Plan shall not be construed to give any Participant the right to be retained in the service of PSEG or any Affiliate.

8.5     No interest of any person or entity in, or right to receive a benefit under, the Reinstatement Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind; nor any such interest or right to receive a benefits be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

8.6     The Reinstatement Plan shall be construed and administered under the laws of the United States and the State of New Jersey to the extent not superseded by Federal law. The Reinstatement Plan is specifically intended to comply with Section 409A of the Code and it shall automatically incorporate all applicable restrictions of Section 409A of the Code and its related regulations, and PSEG will amend the Reinstatement Plan to the extent necessary to comply with those requirements. The timing under which a Participant will have a right to receive any payment under the Reinstatement Plan will be deemed to be automatically modified, and a Participant’s rights under the Reinstatement Plan limited to conform to any requirements under the Section 409A of the Code and its related regulations.

8.7     Actuarial assumptions to determine the present value of any benefit hereunder shall be the same as used to determine the present value of benefits under the Qualified Plan.

8.8     If any person entitled to a benefit payment under the Reinstatement Plan is deemed by the Employee Benefits Committee to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Employee Benefits Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Reinstatement Plan therefor.

8.9     The Reinstatement Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company’s assets or businesses or with or into or which the Company may be consolidated or merged.

8.10     Each Participant shall keep the Company informed of their current address and the current address of their spouse. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Reinstatement Benefit may first be made, payment may be made as though the Participant had died at the end of the three‑year period. If, within one additional year after such three‑year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any. Surviving Spouse of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or Surviving Spouse or any other person and such benefit shall be irrevocably forfeited.

8.11     Notwithstanding any of the preceding provisions of the Reinstatement Plan, none of the Company, the Employee Benefits Committee or any individual acting as an employee or agent of the Company or the Employee Benefits Committee shall be liable to any Participant, former Participant, Surviving Spouse or any other person for any claim, loss, liability or expense incurred in connection with the Reinstatement Plan.

Section 9. Miscellaneous

9.1    As used herein, words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless otherwise required by the context. Any headings used herein are included for ease of reference only and are not to be construed so as to alter the terms hereof.

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/s/ Margaret M. Pego__              July 10, 2017___
Margaret M. Pego                                 Date